                                                                    Exhibit 10.7

                               AGREEMENT TO ASSIGN
                       TRANSMISSION RIGHTS AND OBLIGATIONS

                                 By and Between

                                 AES NY, L.L.C.

                                       and

                    NEW YORK STATE ELECTRIC & GAS CORPORATION

                           Dated as of August 3, 1998

                                TABLE OF CONTENTS

                                                                                                     PAGE
                                                                                                     ----
Section 1 - Effectiveness........................................................................      2

Section 2 - Assignment of Rights and Obligations Under the Kintigh Agreement.....................      3

Section 3 - Assignment of Rights and Obligations Under the RLWA..................................      4

         3.1      Effectiveness..................................................................      4
         3.2      Assignment Effective Before Implementation of the ISO Tariff...................      5
         3.3      Assignment Effective After the ISO Tariff and the RLWA Letter Agreement Become
                  Effective .....................................................................      6
         3.4      Assignment Effective After the ISO Tariff Becomes Effective if the RLWA Letter
                  Agreement is Not Effective ....................................................      7
         3.5      Term of Assignment.............................................................      7

Section 4 - Liability and Indemnification........................................................      7

Section 5 -  Disputes............................................................................      8

Section 6 - Representations......................................................................      9

         6.1      Representations of NYSEG.......................................................      9

                  6.1.a    Organization..........................................................      9
                  6.1.b    Authority Relative to this Agreement..................................      9
                  6.1.c    Regulatory Approval...................................................      9
                  6.1.d    Compliance With Law...................................................      9
                  6.1.e    Transmission Agreements...............................................     10

         6.2      Representations of Generator...................................................     10

                  6.2.a    Organization..........................................................     10
                  6.2.b    Authority Relative to this Agreement..................................     10
                  6.2.c    Regulatory Approval...................................................     10
                  6.2.d    Compliance With Law...................................................     11

         6.3      Representations of Both Parties................................................     11


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
Section 7 - Assignment or Other Change in Organizational Identity................................     11

Section 8 - Headings.............................................................................     11

Section 9 - Waiver...............................................................................     12

Section 10 - Counterparts........................................................................     12

Section 11 - Governing Law.......................................................................     12

Section 12 - Severability........................................................................     12

Section 13 - Amendment...........................................................................     13

Section 14 - Entire Agreement....................................................................     13

Section 15 - Further Assurances..................................................................     13


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
             AGREEMENT TO ASSIGN TRANSMISSION RIGHTS AND OBLIGATIONS

         This Agreement (hereinafter this "Agreement") is made and entered into as of August 3, 1998 between NEW YORK STATE ELECTRIC & GAS CORPORATION ("NYSEG"), a New York corporation, and AES NY, L.L.C. ("Generator"), a Delaware limited liability company (each a "Party," and collectively, the "Parties").

                                Factual Recitals

         WHEREAS, NYSEG, NGE Generation, Inc. ("NGE Gen"), a wholly-owned subsidiary of NYSEG, and Generator have entered into an Asset Purchase Agreement by and between NGE Gen, NYSEG and Generator ("APA") dated as of August 3, 1998 for the purchase by Generator of certain of NGE's fossil-fired generating facilities, including without limitation, the coal-fired generating plant located in Somerset, New York which is known as the Kintigh Generating Station ("Kintigh");

         WHEREAS, in connection with the APA and NGE Gen's sale of Kintigh to Generator, NYSEG desires to assign to Generator certain of its transmission rights in accordance with the terms of this Agreement;

         WHEREAS, NYSEG is a party to: (1) a December 12, 1983 agreement among Niagara Mohawk Power Corporation ("NMPC"), the New York Power Authority ("NYPA"), NYSEG and Rochester Gas & Electric Corporation ("RG&E") concerning the transmission of energy from Kintigh, which is designated RG&E FERC Rate Schedule No. 33, as amended and supplemented ( the "Kintigh Agreement"), and (2) an agreement between NYSEG and NMPC known as the "Remote Load Wheeling Agreement" concerning the transmission of energy from Kintigh, Nine Mile Point 2 and other sources to remote load areas and other delivery points, which is designated NMPC FERC Rate Schedule No. 165, as amended and supplemented (the "RLWA," referred to collectively with the Kintigh Agreement as the "Transmission Agreements");

         WHEREAS, the rights and obligations under the Transmission Agreements may be modified by the proposal pending before FERC to restructure the New York Power Pool, which contemplates the formation of the New York Independent System Operator ("ISO") and the implementation of the ISO Tariff filed on December 19, 1997 in FERC Docket Nos. ER97-1523-000, OA97-470-000 and ER97-4234-000, as it
may be amended from time to time (the "ISO Tariff");

         WHEREAS, FERC may approve, accept, modify, or reject said restructuring proposal, and FERC's actions may affect the rights and obligations to be assigned under the Transmission Agreements;

         WHEREAS, the ISO Tariff provides for the conversion of certain existing wheeling agreements, including the Transmission Agreements, into "Modified Wheeling Agreements" as defined in the ISO Tariff; and

         WHEREAS, to facilitate the formation of the ISO and to adapt the Transmission Agreements to the system contemplated by the ISO Tariff, the rights and obligations under the Transmission Agreements have been or may be conditionally modified by letter agreements that may be entered into by parties to the Transmission Agreements (the proposed "Kintigh Letter Agreement," and the December 19, 1997 "RLWA Letter Agreement," collectively the "Letter Agreements") and the effectiveness of the Letter Agreements is subject to the satisfaction of conditions that are specified in the Letter Agreements.

         NOW THEREFORE, in consideration of the mutual promises and agreements contained herein, the Parties hereby agree as follows:

                            SECTION 1 - EFFECTIVENESS

         1.1 This Agreement, subject to Section 1.2, shall become effective when executed by both Parties, and the assignments under this Agreement shall be effective on the date that NGE Gen transfers title to Kintigh to Generator (the "Closing Date"); provided that this Agreement shall terminate, without any liability to either Party to the other Party, if the Closing Date does not occur prior to the termination of the APA through no fault of Generator.

         1.2 This Agreement is subject to any necessary regulatory acceptance or approval without any material modification or condition. If any regulatory agency having jurisdiction over this Agreement requires any modification to, or imposes any condition of acceptance or approval of, this Agreement, and

             1.2.a such modification or condition could reasonably be expected to, in the aggregate, create, as to Generator, a Buyer Material Adverse Effect, as defined in Section 5.3(a) of the APA, or, as to NYSEG, a material adverse effect on the business assets, operations, or conditions (financial or otherwise) of NYSEG, then the Parties shall engage in good faith negotiations for a period of thirty (30) days following the issuance of that acceptance or approval in order to agree to revisions to this Agreement to satisfy, or otherwise address, such modification or condition. If the Parties fail to agree mutually to such changes, then the Parties may exercise their rights under Article 9 of the APA, or

             1.2.b such modification or condition could not reasonably be expected to, in the aggregate, create, as to Generator, a Buyer Material


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

                     Adverse Effect, as defined in Section 5.3(a) of the APA, or, as to NYSEG, a material adverse effect on the business assets, operations, or conditions (financial or otherwise) of NYSEG, then the Parties shall engage in good faith negotiations for a period of thirty (30) days following the issuance of that acceptance or approval in order to agree to revisions to this Agreement to satisfy, or otherwise address, such modification or condition. If the Parties fail to agree mutually to such changes, then NYSEG may make a unilateral filing to satisfy the modification or condition, which filing shall attempt to satisfy the intent of the Parties under this Agreement; provided, however, that Generator shall have the right to protest the manner in which NYSEG has attempted to satisfy such modification or condition.

                      SECTION 2 - ASSIGNMENT OF RIGHTS AND
                     OBLIGATIONS UNDER THE KINTIGH AGREEMENT

         2.1 NYSEG hereby assigns to Generator free and clear of all liens and encumbrances all of NYSEG's right, title and interest in and under the Kintigh Agreement (as the same may be modified by the proposed Kintigh Letter Agreement and/or the implementation of the ISO Tariff), except that NYSEG hereby retains those rights specified in Appendix I, paragraph F of the Kintigh Agreement.

         2.2 Subject to Section 2.1, the right, title and interest assigned by NYSEG herein includes, without limitation, the right to wheel one hundred (100) MW of electricity from Kintigh to certain delivery points in accordance with the terms of the Kintigh Agreement, and/or the right, subject to applicable regulatory approval, acceptance or modification of the ISO Tariff, to receive point-to-point Transmission Congestion Contracts ("TCC") equivalent to one hundred (100) MW from Kintigh to the NYSEG-East LBMP subzone in accordance with the terms of the ISO Tariff.

         2.3 NYSEG hereby delegates to Generator, and Generator hereby assumes effective as of the Closing Date, all of NYSEG's liabilities, duties and obligations under the Kintigh Agreement, as modified by the proposed Kintigh Letter Agreement and/or the implementation of the ISO Tariff, except Generator does not assume any liabilities, duties or obligations associated with the furnishing of transmission service by Generator or the operation, maintenance or control by Generator of facilities used or usable for such transmission. Such duties and obligations delegated to and assumed by Generator include, without limitation, the sole responsibility to pay for any and all charges due and to schedule services in accordance with the applicable agreement(s) or tariff(s) arising on and after the Closing Date.

         2.4 Term of Assignment. If the Kintigh Letter Agreement and/or provisions of the ISO Tariff governing the term of the Modified Wheeling Agreements (as described


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
in the ISO Tariff) are effective, then the rights assigned and duties and obligations assumed under this Agreement, shall be effective for the life of Kintigh in accordance with the terms of the ISO Tariff and/or the Kintigh Letter Agreement.

                        SECTION 3 - ASSIGNMENT OF RIGHTS
                         AND OBLIGATIONS UNDER THE RLWA

         3.1 Effectiveness

         The Closing Date may occur (i) before the ISO Tariff becomes effective,
(ii) after both the ISO Tariff and the RLWA Letter Agreement become effective, or (iii) after the ISO Tariff becomes effective but before the RLWA Letter Agreement becomes effective. Both the ISO Tariff and the RLWA Letter Agreement may become effective after the Closing Date.

             3.1.a If the Closing Date occurs before the ISO Tariff is in full force and effect, then, as of the Closing Date, the provisions of Section 3.2 shall apply.

             3.1.b If the Closing Date occurs after the ISO Tariff and the RLWA Letter Agreement each is in full force and effect, then the provisions of Section 3.3 shall apply.

             3.1.c If the Closing Date occurs after the ISO Tariff becomes effective but the RLWA Letter Agreement is not effective, then upon the Closing Date, Section 3.4 shall apply.

             3.1.d If neither the ISO Tariff nor the RLWA Letter Agreement are in full force and effect at the Closing Date, but then after the Closing Date, the ISO Tariff becomes in full force and effect, then upon the ISO Tariff effective date the provisions of Section 3.4 shall apply.

             3.1.e If neither the ISO Tariff nor the RLWA Letter Agreement are in full force and effect at the Closing Date, but then after the Closing Date, both the ISO Tariff and the RLWA Letter Agreement become in full force and effect, then upon the effectiveness of both, the provisions of Section 3.3 shall apply.

         3.2 Assignment Effective Before Implementation of the ISO Tariff

             3.2.a Subject to Section 3.1, NYSEG hereby assigns to Generator free and clear of all liens and encumbrances its right, title and interest in and under the RLWA (as the same may be modified by the ISO


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
                     Tariff and/or the RLWA Letter Agreement) in connection with the right to take a specified amount of transmission service from Kintigh to the delivery points in NYSEG's Central Load Area specified in the RLWA or to alternate delivery points, to the extent permitted by and, subject to the terms of the RLWA ("Physical Rights").

             3.2.b NYSEG hereby retains the right to wheel energy in accordance with the terms of the RLWA from Kintigh, Nine Mile Point 2, and other sources to NYSEG's Remote Load Delivery Points specified in the RLWA in amounts up to the lesser of NYSEG's Net Remote Loads, as specified in the RLWA, or NMPC's service to NYSEG's Remote Loads under the RLWA. This Agreement does not oblige Generator to sell installed generating capacity and/or energy.

             3.2.c NYSEG's Physical Rights under the RLWA are subject to periodic updates based on the Dependable Maximum Net Capability of Kintigh and Nine Mile Point 2 and NYSEG's Net Remote Loads, as provided for under the RLWA. Accordingly, the Physical Rights may change from time to time.

             3.2.d NYSEG hereby delegates to Generator, and Generator hereby assumes, NYSEG's liabilities, duties and obligations arising on and after the Closing Date under the RLWA associated with the Physical Rights, which include, but are not limited to, the sole responsibility to pay for any and all charges due that are associated with the assignment described above; and the responsibility for all obligations arising on and after the Closing Date under the RLWA related to the Physical Rights but shall not include any liabilities, duties, or obligations associated with the furnishing of transmission service by Generator or the operation, maintenance or control by Generator of facilities used or usable for such transmission.

         3.3 Assignment Effective After the ISO Tariff and the RLWA Letter Agreement Become Effective

             3.3.a Subject to Section 3.1, NYSEG hereby assigns to Generator its right, title and interest in and under the RLWA (as may be modified by the RLWA Letter Agreement and implementation of the ISO Tariff) in connection with the right to 298 MW of transmission service provided by NMPC from Kintigh to NYSEG's Central Load Area ("the RLWA Assumed Rights Post


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
                     ISO"). As described in the RLWA Letter Agreement, upon the effectiveness of the ISO Tariff, these transmission rights shall be converted to point-to-point Transmission Congestion Contracts ("TCCs") equivalent to 298 MW from Kintigh to the NYSEG Central LBMP subzone in accordance with the terms of the ISO Tariff.

             3.3.b NYSEG hereby retains the rights provided for under the RLWA that are not being assigned under this Agreement as described in Section 3.3.a, including without limitation:

                     (1) Rights to TCCs equivalent to a total of 464 MW: 277 MW from Kintigh to the NYSEG Mechanicville LBMP subzone, and 187 MW from Nine Mile Point 2 to the NYSEG Mechanicville LBMP subzone; and

                     (2) Rights to TCCs equivalent to a total of 464 MW from the NYSEG Mechanicville LBMP subzone, (a) to the Central Hudson LBMP subzones, (b) to the NYSEG Hudson LBMP subzones, and (c) within the NYSEG Mechanicville LBMP subzone, including the southern portion of NYSEG North.

             3.3.c NYSEG hereby delegates to Generator, and Generator hereby assumes, NYSEG's liabilities, duties, and obligations arising on and after the Closing Date under the RLWA related to the RLWA Assumed Rights Post ISO (as modified by the RLWA Letter Agreement and the implementation of the ISO Tariff), including, but not limited to, the sole responsibility to pay for all charges due that are associated with the assignment described in Section 3.3.a, and the responsibility for all obligations under the RLWA and the ISO Tariff related to the RLWA Assumed Rights Post ISO but shall not include any liabilities, duties or obligations associated with the furnishing of transmission service by Generator or the operation, maintenance or control by Generator of facilities used or usable for such transmission.

         3.4 Assignment Effective After the ISO Tariff Becomes Effective if the RLWA Letter Agreement is Not Effective

         Subject to Section 3.1, NYSEG may negotiate or extend the RLWA Letter Agreement to make it effective and to adapt it to any changes in the ISO Tariff necessary to implement the ISO Tariff, in which case the modified RLWA letter agreement shall


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
govern the terms of the assignment of RLWA rights and obligations pursuant to this Agreement provided, however, that the terms of said modified letter agreement are no more onerous to Generator than the RLWA Letter Agreement had it been in full force and effect except to the extent required by a FERC order. If the RLWA Letter Agreement is not effective and there is no effective modified letter agreement, then the assignment, delegation and assumption under this
Section 3.4 shall be based on the Physical Rights adapted to the ISO Tariff, as implemented, including any conversion options available under the ISO Tariff, as reasonably determined by NYSEG. NYSEG, in the exercise of reasonable discretion, shall have the right to determine the rights it retains to serve NYSEG's native load customers. Irrespective of whether there is a modified letter agreement, NYSEG hereby delegates to Generator, and Generator hereby assumes, NYSEG's liabilities, duties, and obligations arising on and after the Closing Date under the RLWA and the modified RLWA letter agreement, if one exists related to the rights assigned pursuant to this Section 3.4, which include, but are not limited to, the sole responsibility to pay for any and all charges due that are associated with the rights assigned to Generator described in this Section 3.4 but shall not include any liabilities, duties, or obligations associated with the furnishing of transmission service by Generator or the operation, maintenance or control by Generator of facilities used or usable for such transmission.

         3.5 Term of Assignment

         If the RLWA Letter Agreement and/or provisions of the ISO Tariff governing the term of the Modified Wheeling Agreements (as described in the ISO Tariff) are effective, then the rights assigned and duties and obligations assumed under this Agreement, shall be effective for the life of Kintigh in accordance with the terms of the ISO Tariff and/or the RLWA Letter Agreement.

                    SECTION 4 - LIABILITY AND INDEMNIFICATION

         4.1 NYSEG's assignment of the rights and interest and delegation of the liability duties and obligations under this Agreement shall relieve NYSEG, its officers, directors, agents, employees, parent and affiliates of all obligations and liability under the Kintigh Agreement and proposed Kintigh Letter Agreement for periods on or after the Closing Date.

         4.2 NYSEG's assignment of the rights and interests, and delegation of the liability, duties and obligations under this Agreement shall relieve NYSEG, its officers, directors, agents, employees, parent and affiliates of all obligations and liability associated with the RLWA Physical Rights, the RLWA Assumed Rights Post ISO, and/or the rights associated with the assignment described in Section 3.4, and the RLWA Letter Agreement, and ISO Tariff, as applicable to those rights and associated obligations and duties for periods on or after the Closing Date.


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
         4.3 Generator shall be responsible for and shall indemnify, defend and hold NYSEG, its officers, directors, agents, employees, parent and affiliates harmless from and against any and all claims, demands, liabilities, costs, losses, judgments, damages (including without limitation, reasonable attorney and expert fees, and disbursements incurred by NYSEG in any actions or proceedings between NYSEG and a third party, Generator, or any other party) to the extent caused wholly or in part by Generator's acts or omissions under this Agreement, the Transmission Agreements or Letter Agreements.

         4.4 Subject to NYSEG's rights hereunder, including any actions NYSEG takes under Section 3.4, NYSEG shall indemnify, defend and hold Generator, its officers, directors, agents, employees, parent and affiliates harmless from and against any and all claims, demands, liabilities, costs, losses, judgments, damages (including without limitation, reasonable attorney and expert fees, and disbursements incurred by Generator in any actions or proceedings between Generator and a third party, NYSEG, or any other party) to the extent caused wholly or in part by NYSEG's acts or omissions under the Transmission Agreements occurring prior to the Closing Date.

         4.5 This Section 4 shall continue in full force and effect regardless of whether this Agreement has expired or been suspended, terminated or canceled.

                              SECTION 5 - DISPUTES

         Any disagreement between NYSEG and Generator as to their rights and obligations under this Agreement shall first be addressed by the Parties. In the event that representatives of Generator and NYSEG are unable, in good faith, to satisfactorily resolve their disagreement, they shall refer the matter to their respective senior management. If, after using their good faith best efforts to try to resolve the dispute, senior management cannot resolve the dispute in 30 days, either Party may exercise any right or remedy available pursuant to this Agreement, at law, or in equity.

                           SECTION 6 - REPRESENTATIONS

         6.1 Representations of NYSEG.

         NYSEG represents and warrants to Generator as follows:

             6.1.a Organization. NYSEG is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and NYSEG has the requisite corporate power and authority to carry on its business as now being conducted.

             6.1.b   Authority Relative to this Agreement


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
                     NYSEG has the requisite power and authority to execute and deliver this Agreement and, subject to the procurement of applicable regulatory approvals, to carry out the actions required of it by this Agreement. The execution and delivery of this Agreement and the actions it contemplates have been duly and validly authorized by all required corporate action. This Agreement has been duly and validly executed and delivered by NYSEG and constitutes a legal, valid and binding agreement of NYSEG.

             6.1.c   Regulatory Approval

                     NYSEG has obtained, or will obtain, by the Closing Date any and all approvals of, and given any notice to, any public authority that are required for NYSEG to execute and deliver this Agreement and shall cooperate with Generator to the extent reasonably required by Generator to obtain the regulatory approvals referred to in Section 6.2.c.

             6.1.d   Compliance With Law.

                     NYSEG represents and warrants that it is not in violation of any applicable, law, statute, order, rule, regulation or judgment promulgated or entered by any Federal, state, or local governmental authority, which violation would affect NYSEG's performance of its obligations under this Agreement. NYSEG represents and warrants that it will comply with all applicable laws, rules, regulations, codes, and standards of all Federal, state, and local governmental agencies having jurisdiction over NYSEG or this Agreement.

             6.1.e   Transmission Agreements

                     NYSEG represents and warrants that it has produced to Generator true and accurate copies of the Transmission Agreements and the Letter Agreements, including amendments thereto that are material to this Agreement, but not the ISO Tariff.

             6.1.f NYSEG makes no representations or warranties, express or implied, and shall have no liability in connection with the rights and obligations (including transmission rights) assigned by NYSEG to Generator pursuant to this Agreement.


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
         6.2 Representations of Generator

         Generator represents and warrants to NYSEG as follows:

             6.2.a Organization. Generator is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and Generator has the requisite power and authority to carry on its business as now being conducted.

             6.2.b   Authority Relative to this Agreement

                     Generator has the requisite power and authority to execute and deliver this Agreement and, subject to the procurement of applicable regulatory approvals, to carry out the actions required of it by this Agreement. The execution and delivery of this Agreement and the actions it contemplates have been duly and validly authorized by all required action. This Agreement has been duly and validly executed and delivered by Generator and constitutes a legal, valid and binding agreement of Generator.

             6.2.c   Regulatory Approval

                     Generator has obtained, or will obtain, by the Closing Date any and all approvals of, and given any notice to, any public authority that are required for Generator to execute and deliver this Agreement and shall cooperate with, and assist NYSEG to the extent reasonably required by NYSEG to obtain the regulatory approvals referred to in this Section 6.1.c or otherwise necessary to effectuate this Agreement.

             6.2.d   Compliance With Law

                     Generator represents and warrants that it is not in violation of any applicable, law, statute, order, rule, regulation or judgment promulgated or entered by any Federal, state, or local governmental authority, which violation would affect Generator's performance of its obligations under this Agreement. Generator represents and warrants that it will comply with all applicable laws, rules, regulations, codes, and standards of all Federal, state, and local governmental agencies having jurisdiction over Generator or this Agreement.


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
         6.3 Representations of Both Parties

         The representations and warranties in Sections 6.1 and 6.2 shall continue in full force and effect for the term of this Agreement.

        SECTION 7 - ASSIGNMENT OR OTHER CHANGE IN ORGANIZATIONAL IDENTITY

         This Agreement and all of the provisions hereof shall be binding upon, and inure to the benefit of, the Parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by or through any Party hereto, whether by operation of law or otherwise, without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Any assignment of this Agreement in violation of the foregoing shall be, at the option of the non-assigning Party, void.

         Nothing in this Agreement shall prevent a Party from utilizing the services of any subcontractor as it deems appropriate to perform its obligations under the Kintigh Agreement, Kintigh Letter Agreement, RLWA and/or the RLWA Letter Agreement; provided that each Party shall require its subcontractors to comply with all applicable terms and conditions of such agreements in providing such services; and provided further, however, that the use of such subcontractors shall not relieve the Party of liability for its obligations under such agreement.

                              SECTION 8 - HEADINGS

         The descriptive headings of the Sections of this Agreement are inserted for convenience only and do not affect the meaning or interpretation of this Agreement.

                               SECTION 9 - WAIVER

         Except as otherwise provided in this Agreement, any failure of a Party to comply with any obligation, covenant, agreement, or condition herein may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent failure of the first Party to comply with such obligation, covenant, agreement, or condition.

                            SECTION 10 - COUNTERPARTS

         This Agreement may be executed in two or more counterparts, all of which will be considered one and the same Agreement and each of which will be deemed an original.

                           SECTION 11 - GOVERNING LAW


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
         This Agreement and all rights, obligations, and performances of the Parties hereunder, are subject to all applicable Federal and state laws, and to all duly-promulgated orders and other duly-authorized action of governmental authorities having jurisdiction.

         When not in conflict with or preempted by Federal law, this Agreement will be governed by and construed in accordance with the law of the State of New York, without giving effect to the conflict of law principles thereof. Except for those matters covered in this Agreement that are jurisdictional to the FERC or the Appellate Courts to the extent of any appeals from FERC proceedings, any action arising out of or concerning this Agreement must be brought in the courts of the State of New York. Both Parties hereby consent to the exclusive jurisdiction of the State of New York for the purpose of hearing and determining any action not preempted by Federal law or not within the jurisdiction of the FERC.

                            SECTION 12 - SEVERABILITY

         In the event that any of the provisions of this Agreement are held to be unenforceable or invalid by any court or regulatory authority of competent jurisdiction, the Parties shall, to the extent possible, negotiate an equitable adjustment to the provisions of this Agreement with a view toward effecting the purpose of this Agreement, and the validity and enforceability of the remaining provisions hereof shall not be affected thereby.

                             SECTION 13 - AMENDMENT

         Subject to Sections 1.2.b and 3.4, this Agreement may be amended, modified, or supplemented only by written agreement of both NYSEG and Generator. The Parties agree that the terms and conditions contained in this Agreement are not subject to change under Sections 205 or 206 of the Federal Power Act, as either section may be amended or superseded, absent the mutual written agreement of the Parties. The Parties agree that it is the intent of this Section 13 that, to the maximum extent permitted by law, the terms and conditions in this Agreement shall not be subject to change, regardless of whether such change is sought (a) by the FERC sua sponte or on behalf of a Party or third party, (b) by a Party, (c) by a third party, or (d) in any other manner.

                          SECTION 14 - ENTIRE AGREEMENT

         This Agreement, together with the Transmission Agreements and Letter Agreements, constitute the entire understanding between the Parties, and supersede any and all previous understandings, oral or written, which pertain to the subject matter contained herein or therein.


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
                         SECTION 15 - FURTHER ASSURANCES

         The Parties hereto agree to promptly execute and deliver, at the expense of the Party requesting such action, any and all other and further information, instruments and documents, which may be reasonably requested in order to effectuate the transactions contemplated hereby.

         Generator hereby agrees to cooperate with, and to assist, NYSEG in acquiring any regulatory approval necessary to effectuate this Agreement, which obligation will include, without limitation, filing of testimony, and preparation of other documents and witnesses.


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
         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

                              NEW YORK STATE ELECTRIC
                                & GAS CORPORATION


                              By: ____________________________________
                                  Kenneth M. Jasinski
                                  Executive Vice President


                              AES NY, L.L.C.


                              By: ____________________________________
                                  Henry Aszklar
                                  Manager


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